FRONT:

Number                                                                  Shares
No.

                              Polaroid Corporation

                     INCORPORATED UNDER THE LAWS OF DELAWARE

This certifies that                                           is the owner of

FULL-PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF ONE DOLLAR ($1.00) EACH OF THE COMMON STOCK OF

Polaroid Corporation, transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented thereby are issued and shall be subject to all of the provisions of the Certificate of Incorporation of the Corporation as now or hereafter amended to all of which the holder hereof by acceptance hereby assents.

         This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facsimile seal of the Corporation and witness the facsimile signatures of its duly authorized officers.

Dated: _____________________


By:  _______________________
     Name:
     Title:


By:  _______________________
     Name:
     Title:


Registered:

Registrar


By:  _______________________
     Authorized Officer:

Countersigned:

Transfer Agent


By:  _______________________
     Authorized Officer

REVERSE:
POLAROID CORPORATION

A statement of the designations, preferences and relative, participating, optional or other special rights of each class of Preferred Stock and of the Common Stock, and the qualifications, limitations or restrictions of such preferences and/or rights is set forth in Article Fourth (A) of the Certificate of Incorporation, as amended, of the Company, copies of which Article may be obtained, without charge, from the office of the company or from the office of the Transfer Agent.

For Value Received ______ hereby sell, assign and transfer unto


------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS)

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________ Attorney, to transfer the said stock on the Books of the within names Corporation with full power of substitution in the premises.


Date: ______________________.



                                        ________________________________________



Notice: The Signature to this Assignment must correspond with the name as written upon the Face of the Certificate in every particular, without alteration or enlargement or any change whatever.